UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 11, 2015
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Carrols Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-33174	16-1287774
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street Syracuse, New York		13203
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code (315) 424-0513

N/A
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.07.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On June 11, 2015, Carrols Restaurant Group, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”).
At the Meeting, stockholders re-elected David S. Harris and Manuel A. Garcia III as Class III directors, each to serve a three year term that expires at the Company's 2018 Annual Meeting of Stockholders or until their respective successors have been elected and shall qualify. Stockholders also voted to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year. The results of voting for each proposal submitted to the stockholders are as follows:

Proposal 1. Election of Class III Directors, David S. Harris and Manuel A. Garcia III.

Name	For	Withheld	Broker Non-Vote
David S. Harris	33,316,013	1,043,946	6,571,582
Manuel A. Garcia III	33,925,419	434,540	6,571,582
Proposal 2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year.

For	Against	Abstain
40,599,181	55,752	276,608
Additionally, on June 11, 2015, the holder of all of the outstanding shares of the Company's Series A Convertible Preferred Stock voted to re-elect directors José E. Cil and Alexandre Macedo to the Company’s Board of Directors. Messrs. Cil and Macedo each will serve as a Class A Director for a one year term that expires at the Company’s Annual Meeting of Stockholders to be held in 2016 or until their respective successors shall have been elected and shall qualify.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLS RESTAURANT GROUP, INC.

Date:	June 15, 2015

By:	/s/ William E. Myers
Name:	William E. Myers
Title:	Vice President, General Counsel and Secretary